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                                                                     EXHIBIT 3.3


                          AMENDED AND RESTATED BYLAWS

                                      OF

                         NATIONAL MORTGAGE CORPORATION

                            A COLORADO CORPORATION

                                   ARTICLE I

                                    OFFICES
                                    -------

     1.   BUSINESS OFFICES.  The principal office of the corporation shall be in
          ----------------
Colorado. The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require.

     2.   REGISTERED OFFICE.  The registered office of the corporation shall be
          -----------------
set forth in the Articles of Incorporation unless changed as provided by the Colorado Corporation Code.


                                  ARTICLE II

                            SHAREHOLDERS' MEETINGS
                            ----------------------

     1.   ANNUAL MEETINGS.  The annual meetings of shareholders for the election
          ---------------
of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held in each year on the second Tuesday of December. If the day so fixed for such meeting shall be a legal holiday, then such meeting shall be held on the succeeding business day.

     2.   SPECIAL MEETINGS.  Special meetings of shareholders for any purposes,
          ----------------
unless otherwise prescribed by statute or by the Articles of Incorporation may be called at any time by the President or by the Board of Directors and shall be called by the President or Secretary upon the request (which shall state the purpose or purposes therefor) of the holders of not less than one-fourth (1/4) of the outstanding common shares of the corporation entitled to vote at the meeting.
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     3.   PLACE OF MEETING.  Meetings of shareholders shall be held at the
          ----------------
principal office of the corporation or at such other place or places, within or without the State of Colorado as may be from time to time determined by the Board of Directors.

     4.   NOTICE OF MEETINGS.  Notice of each meeting of shareholders, whether
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annual or special, shall be given not less than ten (10) nor more than fifty
(50) days prior thereto to each shareholder of record entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by mailing the same to this address as it appears on the stock transfer books of the corporation; provided, however, that if the authorized shares of the corporation are proposed to be increased, at least thirty (30) days notice in like manner shall be given. The notice of all meetings shall state the place, day and hour thereof. The notice of the special meeting shall, in addition, state the purposes thereof.

     5.   FIXING RECORD DATA.  The Board of Directors shall fix in advance a
          ------------------
date, not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the day for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of authorized shares shall go into effect, or a date fixed as the final date for obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, or entitled to receive any dividend, or to any such allotment of rights, or to exercise the rights in respect of any such consent, and in such case only such shareholders as shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

     6.   VOTING LIST.  At least ten (10) days before every meeting of
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shareholders, a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares held by each, shall be prepared by the officer or agent of the corporation who has charge of the stock transfer books of the corporation. Such list shall be open at the principal office of the corporation to the inspection of any shareholder during usual business hours for a period of at least ten (10) days prior to such meeting, and such list shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

     7.   ORGANIZATION.  The President or Vice President shall call meetings of
          ------------
shareholders to order and act as chairman at such meetings. In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected in the absence of the Secretary and Assistant Secretaries of the corporation, any person appointed by the chairman shall act as secretary of such meeting.

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     8.   QUORUM.  The holders of a majority of the shares issued and
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outstanding and entitled to vote thereat shall, when present in person or represented by proxy, be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time without further notice until a quorum shall be present or represented.

     9.   VOTING.  At every meeting of shareholders, each shareholder having the
          ------
right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or his duly authorized attorney in fact; provided, however, that no such proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

     When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is voted upon which express provision of a statute, or the Articles of Incorporation, or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name, if such authority so to do be contained in appropriate order of the court by which such receiver was appointed.


                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

     1.   ELECTION AND TENURE.  The business and affairs of the corporation
          -------------------
shall be managed by a Board of Directors who shall be elected at the annual meeting of shareholders, and each director shall be elected to serve until the next succeeding meeting and until his successor shall be elected and shall qualify.

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     2.   NUMBER AND QUALIFICATIONS.  The Board of Directors shall consist of at
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least two (2) and no more than seven (7) members. Directors need not be shareholders or residents of the State of Colorado. If the number of directors is less than three (3), the number of directors must be at least equal to the number of shareholders.

     3.   ORGANIZATION MEETINGS.  After each annual election of directors, the
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Board of Directors shall meet for the purpose of organization, selection of a
Chairman of the Board, the election of officers and the transaction of any other business.

     4.   REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be
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held at such time or times as may be determined by the Board of Directors and specified in the notice of such meeting.

     5.   SPECIAL MEETINGS.  Special meeting of the Board of Directors may be
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called by the Chairman of the Board on three (3) days' notice to each director, either personally, by mail, by telephone or by telegram, and shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of any two directors. The purpose of a special meeting of the Board of Directors need not be stated in the notice thereof.

     6.   PLACE OF MEETINGS.  Any meeting of the Board of Directors may be held
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at such place or places either within or without the State of Colorado as shall from time to time be determined by the Board of Directors or fixed by the Chairman of the Board and designated in the notice of the meeting.

     7.   QUORUM.  A majority of the directors fixed by Paragraph 2 of this
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Article III shall constitute a quorum at all meetings of the Board of Directors, and the majority act of the directors at a meeting shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present. If the number of directors are less than three (3), only the unanimous act of the directors shall constitute the act of the Board of Directors.

     8.   VACANCIES.  Any vacancy occurring in the Board of Directors may be
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filled by the unanimous vote of the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the unanimous vote of the directors then in office or by an election at a meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the annual meeting of shareholders and until his predecessor shall be elected and shall qualify.

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     9.   EXECUTIVE COMMITTEE.  The Board of Directors, by resolution
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unanimously adopted by the directors may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, that such committee shall in no case act to the exclusion of the Board of Directors in session or not.

     10.  COMPENSATION OF DIRECTORS.  Directors who are not employees of the
          -------------------------
corporation may be paid such annual compensation as may from time to time be fixed by resolution of the Board of Directors. All directors may be allowed a fixed sum and expenses incurred for attendance at each regular or special meeting of the Board of Directors as may from time to time be fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                       NOTICE AND ACTION WITHOUT MEETING
                       ---------------------------------

     1.   NOTICE.  Whenever under the provisions of a statute or of the Articles
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of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, postage prepaid and addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     2.   WAIVER OF NOTICE.  Whenever any notice whatever is required to be
          ---------------
given under the provisions of a statute or of the Articles of Incorporation, or by these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting, or in the case of a shareholders' meeting by proxy, shall be deemed equivalent thereto.

     3.   ACTION WITHOUT A MEETING.  Any action required or which may be taken
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at a meeting of the directors, shareholders or members of any executive committee of the corporation, may be taken without a meeting with consent in writing, setting forth the action so taken, and shall be signed by all of the directors, shareholders or members of the executive committee as the case may be, entitled to vote with respect to the subject matter thereof.

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                                   ARTICLE V

                                   OFFICERS
                                   --------

     1.   ELECTION AND TENURE.  The Board of Directors annually shall elect a
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Chief Executive Officer, a Chief Operating Officer, a President, one or more
Vice Presidents, and a Secretary/Treasurer. The Board may also elect or appoint such other officers and assistant officers as may be determined by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer so elected or appointed shall continue in office until his successor shall be elected or appointed and shall qualify or until resignation removal, death or other disqualifications.

     2.   RESIGNATION, REMOVAL AND VACANCIES.  Any officer may resign at any
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time by giving written notice thereof to the Board of Directors or to the
Chairman of the Board. Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective.

     Any officer may at any time be removed by the unanimous vote of the directors.

     If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of his predecessor in office.

     3.   CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall, subject
          -----------------------
to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with regard to any such meetings. At all such meetings and otherwise, the Chief Executive Officer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect of such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject, however, to the instructions, if any, of the Board of Directors. The Chief Executive Officer shall have custody of the Treasurer's bond, if any.

     4.   CHIEF OPERATING OFFICER.  The Chief Operating Officer shall assist the
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Chief Executive Officer and shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors. The Chief Operating Officer shall supervise the preparation of periodic financial reports, budgets and capital plans for the operations of the corporation, for the review and approval of the Board of Directors.

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     5.   PRESIDENT.  The President shall assist the chief executive officer of
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the corporation. He shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect in general shall perform all duties as may from time to time be assigned to him by the Board of Directors or by the Chief Executive Officer. In the absence or inability of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer.

     6.   VICE PRESIDENT.  The Vice President shall perform such duties and
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possess such powers as from time to time may be assigned to them by the Board of
Directors, by the Chief Executive Officer, or by the President. In the absence or inability of the President, the Executive Vice President, if elected by the Board of Directors or (if there is no such Executive Vice President serving) designated in writing by the President, shall perform the duties of the President.

     7.   SECRETARY.  The Secretary shall give, or cause to be given, notice of
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all meetings of shareholders and the Board of Directors and shall attend all such meetings and keep a record of their proceedings. The Secretary shall be the custodian of the seal of the corporation and shall have the power to affix the same to all documents, the execution of which on behalf of the corporation is authorized by these By-Laws or by the action of the Board of Directors, and in general shall perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the President.

     8.   TREASURER.  The treasurer shall give a bond for the faithful discharge
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of his duties if, and in such sum and with sureties as, the Board of Directors require. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation in such banks or other depositories as shall be selected by the Board of Directors. The Treasurer shall perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or by the President.

                                  ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     The corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock of or which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive

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of any other rights to which those indemnified may be entitled, under any by-
law, agreement, vote of shareholders or otherwise.

                                  ARTICLE VII

                           EXECUTION OF INSTRUMENTS
                           ------------------------

     1.   EXECUTION OF INSTRUMENTS.  The President and any Vice President shall
          ------------------------
have power to execute on behalf and in the name of the corporation any deed, contract, bond, debenture, note or other obligations or evidences of indebtedness, or proxy, or other instruments requiring the signature of an officer of the corporation, except where signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit, or to render it liable pecuniary for any purpose of in any amount.

     2.   CHECKS AND ENDORSEMENT.  All checks and drafts upon the funds to the
          ----------------------
credit of the corporation in any of its depositories shall be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts and other evidences of indebtedness payable to the corporation shall, for the purpose of the deposit, discount or collection, be endorsed by such officers or agents of the corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                 ARTICLE VIII

                                SHARES OF STOCK
                                ---------------

     1.   CERTIFICATE OF STOCK.  The certificates of shares of the corporation
          --------------------
shall be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as shall be approved by the Board of Directors, and shall be numbered and shall be entered in the book of the corporation as they are issued. They shall exhibit the holder's name and the number of shares, such other matters as shall be required by law, and shall be signed by the President, or a Vice President, and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof.

     In case any officer who has signed a certificate ceases to hold such office prior to the issuance or delivery of the certificate, such certificate may nevertheless be issued and delivered by the corporation as though the officer who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the corporation.

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     2.   LOST AND DESTROYED CERTIFICATES.  In case any certificates of stock of
          -------------------------------
the corporation shall be alleged to have been destroyed or lost, the corporation shall not be required to issue evidence satisfactory to the Board of Directors to the destruction or loss of such certificate, and, if so required by the Board of Directors, upon receipt also of a bond in such sum as the Board may direct, not exceeding double the value of such stock and, if so required, with surety or sureties satisfactory to the Board, to indemnify the corporation against any claim that may be made against it on account of the alleged destruction or loss of such certificate.


                                  ARTICLE IX

                                CORPORATE SEAL
                                --------------

     The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The impression of the seal may be made and attested by either the Secretary or an Assistant Secretary for the authentication of contracts or other papers requiring the seal.

                                   ARTICLE X

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the corporation shall be such year as shall be adopted by the Board of Directors.

                                  ARTICLE XI

                          CORPORATE BOOKS AND RECORDS
                          ---------------------------

     Except as otherwise required by statute, the books and records of the corporation may be kept within or without the State of Colorado at such place or places as may from time to time designated by the Board of Directors.

                                  ARTICLE XII

                       EMERGENCY BY-LAWS AND AMENDMENTS
                       --------------------------------

     1.   EMERGENCY BY-LAWS.  The Board of Directors may adopt emergency by-
          -----------------
laws, which shall, notwithstanding any different provision elsewhere, be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster and

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

which may make any provision that may be practical and necessary for the circumstances of the emergency.

     2.   AMENDMENTS.  All by-laws of the corporation shall be subject to
          ----------
alteration, amendment or repeal, and new by-laws may be added, by the unanimous vote of all of the members of the Board of Directors at any regular or special meeting.

                                  CERTIFICATE
                                  -----------

     The undersigned hereby certifies that he is the duly elected, qualified, acting and hereto authorized Secretary of the aforesaid corporation and that the foregoing and annexed By-Laws constitute a true and complete copy of the By-Laws of said corporation present in full force and effect.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of said corporation.



DATED:  Effective June 17, 1993         /S/
                                        ------------------------------------
                                        Secretary of NATIONAL MORTGAGE
                                        CORPORATION

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